Exhibit 99.1

N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Announces Pricing of Senior Unsecured Notes

DENVER, March 22, 2012 - March 22, 2012 — Cimarex Energy Co. (NYSE: XEC) announced today that it has priced an offering of $750 million aggregate principal amount of senior notes due 2022, which will carry an interest rate of 5 7/8%.  The notes were sold to the public at par. Cimarex intends to use a portion of the net proceeds from the offering to purchase any and all of the outstanding $350 million aggregate principal amount of its 7 1/8% Senior Notes due 2017, pursuant to a separately announced tender offer and to redeem any of such outstanding notes not acquired in the tender offer. Cimarex intends to use the remaining net proceeds for general corporate purposes, including repayment of amounts outstanding under its revolving credit facility.

Interest is payable May 1 and November 1 of each year.  The first interest payment will be made November 1, 2012 and interest will accrue from April 5, 2012.  The offering is expected to close on April 5, 2012.

J.P. Morgan Securities LLC, Deutsche Bank Inc. and Wells Fargo Securities, LLC have acted as joint book-running managers for the offering. The offering is being made pursuant to an effective registration statement previously filed with the Securities Exchange Commission on Form S-3 and available for review on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.  This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the senior notes referred to above. Such offer will be made only by means of a prospectus forming a part of the effective registration statement, the prospectus supplement thereto and other related documents. Any such documents shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of these documents can be obtained from J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, attention: High Yield Syndicate, or via phone at 1-800-245-8812, or by e-mailing HY_syndicate@jpmorgan.com; or Deutsche Bank Securities Inc. at 100 Plaza One, Floor 2, Jersey City, NJ 07311, attention: Prospectus Department; or Wells Fargo Securities, LLC at 550 South Tryon Street, 7th Floor, MAC D1086-070, Charlotte, NC, 28202, by calling (800) 326-5897 or by sending an email to cmclientsupport@wellsfargo.com.

In addition, this announcement is neither an offer to purchase nor a solicitation of an offer to sell the Senior Notes due 2017.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that Cimarex’s management believes are reasonable based on currently available information; however, management’s assumptions and Cimarex’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of hedging transactions, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and regulatory changes. Cimarex undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Cimarex’s filings with the SEC.

FOR FURTHER INFORMATION CONTACT

Cimarex Energy Co.

Mark Burford, Vice President Capital Markets and Planning

303-295-3995
www.cimarex.com